Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $162,000,000 aggregate principal amount 5.65% Fixed-to-Floating Rate Subordinated Notes due November 15, 2023, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on November 1, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$20,866
Legal fees and expenses	$150,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$175,000
Printing fees	$35,000
Rating agency fees	$275,000
Miscellaneous	$26,134

Total expenses	$657,000